UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2009

______________

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3790 Park Central Blvd. North

Pompano Beach, Florida 33064

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Fred H. Hansen retired as President of Premix-Marbletite Manufacturing Co., a principal operating subsidiary of the Company effective April 6, 2009. Mr. Hansen will continue to serve as a consultant with the Company to work on assigned projects, including oversight of Premix’s manufacturing facilities.

Howard L. Ehler, Jr., the Company’s Chief Operating Officer and Vice President of Premix-Marbletite Manufacturing Co. (“Premix”), has assumed Mr. Hansen’s responsibilities, while maintaining his current position with the Company, until such time as Premix names a successor President. The information required to be provided on Mr. Ehler’s background is contained in Item 10 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2008 (the “Annual Report”). The material terms of his employment agreement with the Company dated July 26, 1993 are described in Item 11 of the Annual Report. A copy of the employment agreement was filed as Exhibit 10.12 on Form 8-K dated July 26, 1993. The information and employment agreement are incorporated herein by such by reference.

Item 7.01

Regulation FD Disclosure.

The Company’s press release announcing the events described in Items 5.02 of this Form 8-K attached as Exhibit 99.1 is incorporated by reference to this Item 7.01.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following Exhibit is filed with this Report.

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated April 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Chief Operating Officer

Dated: April 10, 2009

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated April 10, 2009